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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 11, 2001, on the March 31, 2001 financial statements of the SEI Index Funds, included in the previously filed Form N-30D of the SEI Index Funds dated May 29, 2001, and to all references to our firm included in or made part of this Post-Effective Amendment No. 25 to the Registration Statement File No. 2-97111.




/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
 July 25, 2001